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                                                                    EXHIBIT 4.17

                                    SERIES F PLACEMENT AGENT WARRANT AGREEMENT

         THIS BRIDGE WARRANT AGREEMENT (the "Agreement"), dated as of April 23, 2005, is made and entered into by and between RAPTOR NETWORKS TECHNOLOGY, a Colorado corporation (the "Company"), and
_________________________________________________ (the "Warrantholder").

         The Company offered and sold, in a private offering $600,000 of its convertible notes (the "Notes") to accredited investors only (the "Bridge Offering"). The Notes are convertible into a total of 1,540,243 shares of the Company's Common Stock (the "Bridge Shares"). Brookstreet Securities Corporation ("Brookstreet") was the placement agent of the Bridge Offering pursuant to an Engagement Agreement dated February 18, 2005 (the "Engagement Agreement") between the Company and Brookstreet. The Engagement Agreement provides that, on consummation of the sale of the Notes, the Company shall sell and issue to Brookstreet, its designees, and members of the selling group who participated in the Bridge Offering, Warrants (as defined by Section 1.1) entitling the holder to purchase, on the terms and conditions hereinafter set forth, shares of Company Common Stock (the "Shares").

         In consideration of the foregoing and in satisfaction of the Company's obligations contained in the Engagement Agreement and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations with respect thereto, the Company and the Warrantholder, for value received, hereby agree as follows:

Section 1. ISSUANCE OF WARRANTS; TRANSFERABILITY AND FORM OF WARRANTS.

         1.1 ISSUANCE AND VESTING OF THE WARRANTS. The Company hereby issues to the Warrantholder a total of __________ warrants to purchase Shares representing 15% of the Bridge Shares sold by the Warrantholder (the "Warrants"). The Warrants are hereby fully vested.

         1.2 NUMBER OF SHARES AND CERTIFICATION. Each Warrant entitles the Warrantholder to purchase one Share at the Warrant Price (as defined in Section 8 hereof). The Warrants being sold and issued pursuant to this Agreement shall be evidenced by Warrant Certificates substantially in the form of Exhibit A hereto (the "Warrant Certificate").

         1.3 REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

         1.4 TRANSFER. The Warrantholder, at Warrantholder's sole discretion, may transfer the Warrants, in whole or in part only, to affiliates, employees, selected dealers, and others, in accordance with applicable federal and state securities laws. The Warrants shall be transferable in whole or in part only on the books of the Company maintained at its principal office in Santa Ana, California, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall promptly execute and deliver new Warrants to the person or persons entitled thereto.

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         1.5 FORM OF WARRANTS. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President. A Warrant bearing the signature of an individual who was at the time of signature the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement. The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

         1.6 LEGEND ON SHARES. Each Warrant certificate and certificate for Shares initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective registration statement under the Securities Act of 1933, as amended (the "Act"):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THAT SUCH TRANSFER IS IN COMPLIANCE WITH SECTION 4 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED, IF APPLICABLE TO SUCH TRANSFER."

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

Section 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person or persons entitled thereto a new Warrant certificate as so requested.

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Section 3. TERM OF WARRANTS; EXERCISE OF WARRANTS.

         3.1 Subject to the terms of this Agreement, each Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific Time, on April 23, 2005 and ending at 5:00 p.m. Pacific time on April 23, 2010 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement; provided, however that the right to exercise the Warrants shall terminate immediately upon a merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation (collectively, a "Change in Control."). Such purchase of Shares shall be effectuated by the surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this section 3 and section 8 hereof), for the number of Shares in respect of which such Warrants are then exercised.

         3.2 Payment of the aggregate Warrant Price shall be made pursuant to
Section 3.3 hereof. Upon surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of each Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants shall be issued by the Company to such Warrantholder.

         3.3 MANNER OF EXERCISING WARRANT.

                  (a) In order to exercise this Warrant with respect to all or any part of the Shares for which this Warrant is at the time exercisable, Warrantholder (or any other person or persons exercising the Warrant) must take the following actions:

                           (i) Execute and deliver to the Company a written
notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Purchase Form attached hereto as Appendix A; and

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                           (ii) Pay the aggregate Exercise Price for the Shares
in one or more of the following forms:

                                    (A) Cash or check made payable to the
Company.

                                    (B) A promissory note payable to the
Company, but only to the extent authorized by the President of the Company in writing.

                                    Should the Company's common stock be
registered under Section 12 of the Exchange Act at the time the Warrant is exercised, then the Exercise Price may also be paid as follows:

                                    (C) If a registration statement permitting
the Warrantholder to resell the Shares is not then effective, in shares of common stock held by the Warrantholder (or any other person or persons exercising the Warrant) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                    (D) Through a special sale and remittance
procedure pursuant to which the Warrantholder (or any other person or persons exercising the Warrant) shall concurrently provide irrevocable instructions (a) to a Company-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, State and local income, employment and similar taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

         For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in 3.3(a)(ii)(C) shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in 3.3(a)(ii)(C) shall be deemed to have commenced on the date this Warrant was issued.

                  (b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of the Warrantholder (or any other person or persons exercising this Warrant) a certificate for the purchased Shares, with the appropriate legends affixed thereto.

                  (c) In no event may this Warrant be exercised for any fractional Shares.

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Section 4. REGISTRATION RIGHTS.

         4.1 PIGGYBACK REGISTRATION. Not later than January 23, 2006, the Company shall file a registration statement (the "Registration Statement") covering the public sale of the Shares together with the other Registrable Securities (as defined in the Company's Private Placement Memorandum dated March 22, 2005), and the Company will cause such Shares to be registered under the Securities Act of 1933, as amended, (the "1933 Act") and continue to keep the Registration Statement effective for a period of two years in accordance with
Section 4.3.

         4.2 EXPENSES OF REGISTRATION. All expenses of registration ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to Section 4.1 (including the reasonable fees and expenses not to exceed $25,000 of one counsel for all holders of Registrable Securities) shall be borne by the Company. All expenses of sale of the Shares on the public market after registration shall be borne by the Warrantholders.

         4.3 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Warrantholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

                  (a) EFFECTIVENESS. Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for at least two years or until the distribution described in the registration statement has been completed, whichever is shorter;

                  (b) AMENDMENTS. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) COPIES OF DOCUMENTS. Furnish to the Warrantholders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters or such Warrantholders may reasonably request in order to facilitate the public offering of such securities;

                  (d) BLUE SKY LAWS. Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Warrantholders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

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                  (e) NOTIFICATION. Notify each Warrantholder whose Shares are covered by such registration statement if at any time the Company shall determine that the registration statement or any prospectus included therein shall contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and thereafter, subject to Section 4.4(g) and the last paragraph of this Section 4, promptly prepare and file with the Commission an amendment to the registration statement or a supplement to the prospectus as may be necessary to correct such untrue statement or omission, and notify the selling Warrantholders of such filing;

                  (f) AMENDMENT OR SUPPLEMENT TO REGISTRATION STATEMENT. Prepare and file as soon as reasonable with the Commission and promptly notify each Warrantholder whose Shares are covered by such registration statement of the filing of such amendment or supplement to the registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, the Company determines that any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or if the Company determines that an amendment to the registration statement or supplement to the prospectus is advisable before further sales of Shares should be made; provided that if the Board of Directors of the Company determines that amending the registration statement or supplementing the prospectus might be detrimental to the Company, then notwithstanding this Section 4.4(g) the Company may defer such amendment or supplement for up to 120 days, provided that: (i) the Company shall not use such right of deferral with respect to any registration statement for more than an aggregate of 120 days in any 12-month period; and (ii) the number of days the Company is required to keep the registration statement effective shall be extended by the number of days for which the Company shall have used such right of deferral;

                  (g) STOP ORDER. Advise each Warrantholder whose Shares are covered by such registration statement promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (j) LISTING. Cause such Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                  (i) TRANSFER AGENT AND REGISTRAR. Provide a transfer agent and registrar for all Shares registered pursuant hereunder and a CUSIP number for all such Shares, in each case not later than the effective date of such registration.

         If a Warrantholder receives a notification from the Company pursuant to this Section 4 that a registration statement or prospectus contains an untrue statement or omission or that the Company is exercising its rights pursuant to
Section 4.3(f), then such Warrantholder shall: (i) keep the fact of such notification and its contents confidential and (ii) immediately suspend all


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sales of securities of the Company and any use of the registration statement or prospectus as to which the notification applies, until such time as such Warrantholder receives notification from the Company that an amendment to the registration statement or a supplement to the prospectus has been filed and that sales may be made.

         4.4 TRANSFER OF REGISTRATION RIGHTS. The rights granted hereunder to cause the Company to register securities or to participate in a registration of the Company may not be assigned to any transferee or assignee of the Warrants unless the transferee agrees to be bound by the terms and conditions of this Agreement.

Section 5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the Shares.

Section 6. MUTILATED OR MISSING WARRANTS. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or. upon receipt of an indemnity reasonably satisfactory to the Company, in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of an indemnity reasonably satisfactory to the Company and of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and payment of the reasonable out-of-pocket expenses incurred by the Company in issuing a replacement Warrant Certificate.

Section 7. RESERVATION OF SHARES. There has been reserved, out of its authorized Capital Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants, and the Company shall at all times keep reserved, for so long as any of the Warrants remain outstanding, such shares of Common Stock that from time to time are, and such additional Shares or other securities that, pursuant to Section 10 hereof, become issuable on exercise of the Warrants.

Section 8. WARRANT PRICE. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants shall be $0.40, subject to any adjustments thereto required pursuant to Section 10 hereof (and as so adjusted, the "Warrant Price").

Section 9. ANTI-DILUTION PROVISIONS. The Exercise Price of the Warrants shall be subject to adjustment from time to time as follows:

         9.1 ISSUANCE OF ADDITIONAL STOCK BELOW PURCHASE PRICE. If the Company shall issue, after the date upon which any Warrants were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the sale price of the Bridge Shares, the Exercise Price for the Warrants in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 9.1, unless otherwise provided in this Section 9.1.

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                  (a) ADJUSTMENT FORMULA. Whenever the Exercise Price is
adjusted pursuant to this Section 9.1(a), the new Exercise Price shall be determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Exercise Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall not include shares of Common Stock deemed issued pursuant to Section 9.1(e) below.

                  (b) DEFINITION OF "ADDITIONAL STOCK." For purposes of this
Section 9.1(b), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 9.1(e) by the Company after the Purchase Date) other than:

                           (1) Shares of Common Stock issued pursuant to a
transaction described in Section 9.2 hereof;

                           (2) Shares of Common Stock issued to employees,
officers, directors, consultants, contractors or advisors of the Company pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board of Directors of the Company;

                           (3) Shares of Common Stock issued to lenders,
equipment lessors or other parties providing goods or services to the Company;

                           (4) Shares of Common Stock issued in connection with
acquisition transactions;

                           (5) Shares of Common Stock issued upon exercise of
already outstanding warrants;

                           (6) Shares of Common Stock issued in strategic
partnership transactions;

                           (7) Shares of Common Stock issued in any other
transaction in which exemption from the anti-dilution provisions of this Section 9.1(b)(7) is approved by the holders of a majority of the then-outstanding shares of common stock; and

                           (8) Common Stock, warrants, convertible notes or any
other securities issued to investors, brokers, dealers or any other persons or entities in conjunction with, and/or pursuant to the terms of, the Company's Private Placement Memorandum dated March 15, 2005.

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                  (c) NO FRACTIONAL ADJUSTMENTS. No adjustment of the Exercise
Price for the Warrants shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                  (d) DETERMINATION OF CONSIDERATION. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                  (e) DEEMED ISSUANCES OF COMMON STOCK. In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 9.1(e), except as otherwise provided in Section 9.1(a):

                           (1) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 9.1(d)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                           (2) The aggregate maximum number of shares of Common
Stock deliverable upon exercise of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent exercise or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the exercise or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 9.1(d)).

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                           (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon exercise of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price of the Warrants, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the exercise or exchange of such securities.

                           (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price of the Warrants, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the exercise or exchange of such securities or upon the exercise of the options or rights related to such securities.

                           (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 9.1(e)(1) and 9.1(e)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 9.1(e) (3) or 9.1(e)(4).

                  (f) NO INCREASED EXERCISE PRICE. Notwithstanding any other provisions of this Section 9.1, except to the limited extent provided for in Sections 9.1(e)(3) and 9.1(e)(4), no adjustment of the Exercise Price pursuant to this Section 9.1 shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

         9.2 STOCK SPLITS AND DIVIDENDS. In the event the Company should at any time or from time to time after the Purchase Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exercise Price of the Warrants shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 9.1(e).

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         9.3 REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price for the Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

Section 10. ADJUSTMENT OF NUMBER OF SHARES. Unless otherwise set forth in
Section 9 of this Agreement, the number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         10.1 ADJUSTMENT OF NUMBER OF SHARES AND CLASS OF CAPITAL STOCK PURCHASABLE. If the Company:

                  (a) subdivides its outstanding shares of Common Stock into a greater number of shares; or

                  (b) issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action. The adjustment shall become effective immediately after the effective date of the subdivision or reclassification.

         If after an adjustment, the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 10.1, a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

         10.2 PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value (if any) per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

         10.3 INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 10, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 10.

         10.4 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the number of Shares or other securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

Section 11. FRACTIONAL INTERESTS; CURRENT MARKET PRICE. The Company shall not be required to issue fractional Shares on the exercise of any of the Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of the Warrants (or any specified portion thereof being exercised), the Company shall pay to the Warrantholder, in lieu of the issuance of such fractional Warrant Share, an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Stock is then listed.

Section 12. NO RIGHTS AS SHAREHOLDER; NOTICES TO WARRANTHOLDER. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, unless and until the Warrantholder or such transferee (as the case may be) exercises the Warrants, in whole or in part, and pays the Warrant Price thereof to the Company. Notwithstanding the foregoing, however, if at any time prior to the earlier of the expiration of the Warrants and or their exercise in full, any one or more of the following events shall occur:

                  (a) any action which would require an adjustment pursuant to
Section 10.1; or

                  (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then, the Company shall give notice in writing of such event to the Warrantholder, in the manner provided in Section 15 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be.

Section 13.  INDEMNIFICATION.

         13.1 INDEMNIFICATION OF WARRANTHOLDER. In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 4 hereof, the Company agrees to indemnify and hold harmless each Warrantholder and any holder of such Shares and each person, if any, who controls the Warrantholder or any holder of such Shares within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such Warrantholder or any holder of such Shares or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Shares specifically for inclusion therein. This indemnity will be in addition to any liability which the Company may otherwise have.

         13.2 INDEMNIFICATION OF THE COMPANY. The Warrantholder and the holders of the Shares agree that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys'
fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Shares specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Warrantholder or such holder of Shares may otherwise have.

         13.3 INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent the indemnifying party is prejudiced by such omission to notify. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party is a Warrantholder or a holder of Shares or a person who controls a Warrantholder or a holder of Shares within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action, including any impleaded parties, include both a Warrantholder or a holder of Shares or such controlling person and the indemnifying party and a Warrantholder or a holder of Shares or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to a Warrantholder or a holder of Shares or controlling person which are not available to or in conflict with any legal defenses which may be available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of a Warrantholder or a holder of Shares or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Warrantholder, the holders of the Shares and controlling persons, which firm shall be designated in writing by a majority in interest of such holders and controlling persons based upon the value of the securities included in the Registration Statement). No settlement of any action against an indemnified party shall be made without the consent of the indemnified and the indemnifying parties, which shall not be unreasonably withheld in light of all factors of importance to such parties.

Section 14. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (i) a Warrantholder or any holder of the Shares or controlling person makes a claim for indemnification pursuant to Section 13 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 13 hereof provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any Warrantholder or any holder of the Shares or controlling person, then the Company and any Warrantholder or any such holder of the Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Warrantholder or holder of Shares or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this
Section 14. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 14 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 15. NOTICES. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested:

         15.1 WARRANTHOLDER ADDRESS. If to the Warrantholder or a holder of Shares, addressed to Brookstreet Securities Corporation, 2361 Campus Drive, Suite 210, Irvine, CA, 92612, Attention: Stanley C. Brooks, President.

         15.2 COMPANY ADDRESS. If to the Company addressed to it at 1241 E. Dyer Road, Suite 150, Santa Ana, CA 92705, Attention: Thomas Wittenschlaeger, CEO.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

Section 17. MISCELLANEOUS.

         17.1 APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of law principles thereof.

         17.2 JURISDICTION. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

         17.3 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder. Notwithstanding the foregoing, however, nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares, and their respective permitted transferees (other than transferees who acquire any Shares that are free of restrictions on transfer under this Agreement and under the Act), any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares and such permitted transferees (other than transferees who acquire any Shares that are free of restrictions on transfer under this Agreement and under the Act).

         17.4 AMENDMENTS. This Agreement may be amended only by a written instrument executed by duly authorized representatives of the Company and the Warrantholder.

         17.5 SEVERABILITY. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, but only to the extent necessary to cure the infirmity that caused such provision to be held illegal, unenforceable or void.

         17.6 INTERPRETATION. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained in any of the provisions hereof, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of those provisions. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive, (ii) the term "including" shall mean "including, but not limited to," and (iii) unless the context indicates otherwise the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear.

         17.7 HEADINGS. The captions or headings of the sections and subsections of this Agreement are for convenience of reference only and shall be disregarded in interpreting, construing or applying any of the provisions of this Agreement.

         17.8 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original of and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, all as of the day and year first above written.


                                               RAPTOR NETWORKS TECHNOLOGY, INC.,
                                               a Colorado corporation


                                                  /S/ BOB VAN LEYEN
                                               ---------------------------------
                                               BY: Bob van Leyen
                                               ITS: Chief Financial Officer



                                               _________________________________
                                               BY:______________________________

                                    EXHIBIT A
================================================================================
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THAT SUCH TRANSFER IN COMPLIANCE WITH SECTION 1.4 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED, IF APPLICABLE TO SUCH TRANSFER.

                                               Warrant Certificate No. W-F-_____
        SERIES F WARRANTS TO PURCHASE ___________ SHARES OF COMMON STOCK


                        RAPTOR NETWORKS TECHNOLOGY, INC.,
                             A COLORADO CORPORATION


         This certifies that, for value received, __________________________________________________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Raptor Networks Technology, Inc., a Colorado corporation (the "Company"), at any time prior to:
5:00 PM Pacific time on April 23, 2010, at the purchase price per share of $0.40 (the "Warrant Price"), the number of Shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         The Warrants evidenced hereby represent the right to purchase an aggregate of up to _________ Shares, subject to certain adjustments, and are issued under and in accordance with a Series F Placement Agent Warrant Agreement, dated as of April 23, 2005 (the "Warrant Agreement"), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents. All capitalized terms in this Warrant Certificate, to the extent not otherwise defined herein, shall have the meaning assigned to such terms in the Warrant Agreement.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made as described in the Warrant Agreement.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company unless and until the Warrantholder exercises its rights to purchase Shares hereunder.

                                              RAPTOR NETWORKS TECHNOLOGY, INC.,
                                              a Colorado corporation


Dated:  April 23, 2005                           /S/ BOB VAN LEYEN
                                              ---------------------------------
                                              By:   Bob van Leyen
                                              Its:  CFO
================================================================================

                                  PURCHASE FORM

RAPTOR NETWORKS TECHNOLOGY, INC.,
_________________________________
_________________________________


         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ Shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:


________________________________________________________________________________
                           (Please Print or Type Name)

________________________________________________________________________________

________________________________________________________________________________
                          (Address, including zip code)


________________________________________________________________________________
                      (Social Security No. or Tax I.D. No.)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
or Assignee: ___________________________________________________________________
                                 (Please Print)

Address: _______________________________________________________________________

________________________________________________________________________________


Signature: ___________________________________________   Dated:_________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signatures Guaranteed: _________________________________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Shares covered by the Warrant set forth below:

          (Name and Address of Assignee Must Be Printed or Typewritten)

Name of Assignee           Social Security No.       Address           No. of
                           or Tax ID No.                               Shares

________________________________________________________________________________

and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:  _____________________________   ________________________________________
                                            Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: __________________________________________________________
(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)